QuickLinks -- Click here to rapidly navigate through this document

EXHIBIT 23.1

Consent of Independent Certified Public Accountants

The Board of Directors
Expeditors International of Washington, Inc:

        We consent to the use of our report incorporated herein by reference.

/s/ KPMG LLP

Seattle, Washington
May 20, 2002

E-24

QuickLinks

EXHIBIT 23.1 Consent of Independent Certified Public Accountants